EX-99.77Q1 OTHR EXHB

ITEM 77Q(e) - COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AND/OR SUB-ADVISORY CONTRACTS

PMC Core Fixed Income Fund
PMC Diversified Equity Fund

Effective June 30, 2011, Envestnet Asset Management, Inc., entered into a Sub-Advisory Agreement with William Blair & Company, LLC.  The Sub-Advisory Agreement was previously filed with Registrant's Post-Effective Amendment No. 258 to its registration statement on Form N-1A, filed on August 4, 2011 and is incorporated by reference.